CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Counsel and Independent Registered Public Accounting Firm” in this Registration Statement (Form N-1A No. 33-51061) of Dreyfus Premier Global Absolute Return Fund (one of the funds comprising Advantage Funds, Inc.).

ERNST & YOUNG LLP

New York, New York
December 7, 2007